The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Subject to Completion, Pricing Supplement dated December 21, 2004

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 15 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                   Dated           , 2005
                                                                  Rule 424(b)(3)
                               $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                            Senior Fixed Rate Notes
                                --------------
                        RELAYS(SM) due January   , 2009
                             Based on the Values of
         the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index
    Redeemable Equity-Linked Alternative Yield Securities(SM) ("RELAYS(SM)")

Unlike ordinary debt securities, the RELAYS do not pay interest and do not guarantee any return of principal at maturity. Instead, if the RELAYS have not been subject to automatic redemption, at maturity you will receive for each $1,000 principal amount of RELAYS that you hold an amount in cash that will vary depending upon the values of the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index over the term of the RELAYS and on the final determination date and which may be less than the par amount of the RELAYS.

o    The principal amount and issue price of each RELAYS is $1,000.

o If on any one of the first three determination dates the closing values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are greater than their respective initial index values on the date we price the RELAYS for initial sale to the public, which we refer to as the initial index values, the RELAYS will be automatically redeemed for a cash payment that will vary depending on the determination date:

     o    if both index closing values on January   , 2006 exceed their
          respective initial index values, we will redeem the RELAYS for $1,090
          (109% of par) on January   , 2006,

     o    if both index closing values on January   , 2007 exceed their
          respective initial index values, we will redeem the RELAYS for $1,180
          (118% of par) on January   , 2007 or

     o    if both index closing values on January   , 2008 exceed their
          respective initial index values, we will redeem the RELAYS for $1,270
          (127% of par) on January   , 2008.

o At maturity, if the RELAYS have not previously been redeemed, you will receive for each $1,000 principal amount of RELAYS that you hold an amount of cash equal to:

     o    $1,360 (136% of par) if the index closing values of both the S&P 500
          Index and the Dow Jones EURO STOXX 50 Index on January   , 2009, the
          final determination date, are greater than their respective initial index values, or

     o    $1,000 (par) if the index closing value of either the S&P 500 Index
          or the Dow Jones EURO STOXX 50 Index on January   , 2009 is less than
          or equal to its initial index value and the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date during the term of the RELAYS, or

     o $1,000 times the index performance factor, which will be less than or equal to 1.0, if the index closing value of either the S&P 500 Index
          or the Dow Jones EURO STOXX 50 Index on January   , 2009 is less than
          or equal to its initial index value and the value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date during the term of the RELAYS.

          >    The initial index values of the S&P 500 Index and the Dow Jones
               EURO STOXX 50 Index are          and         , respectively.

          >    The trigger levels for the S&P 500 Index and the Dow Jones EURO
               STOXX 50 Index are          and         , respectively, or 70%
               of their initial index values.

          > The index performance factor will be equal to the lower of (i) the final index value of the S&P 500 Index divided by the initial index value of the S&P 500 Index; and (ii) the final index value of the Dow Jones EURO STOXX 50 Index divided by the initial index value of the Dow Jones EURO STOXX 50 Index.

o Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component stocks.

o    The RELAYS will not be listed on any securities exchange.

o    The CUSIP number for the RELAYS is         .

You should read the more detailed description of the RELAYS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of RELAYS."

The RELAYS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-10.

                          --------------------------
                                   PRICE 100%
                          --------------------------

                                Price to           Agent's         Proceeds to
                                 Public        Commissions(1)        Company
                                --------       --------------      -----------
Per RELAYS...................      $                  $                 $
Total........................      $                  $                 $

------------------
(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the RELAYS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus related to the RELAYS, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the RELAYS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus relating to the RELAYS in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The RELAYS may not be offered or sold to the public in Brazil. Accordingly, the offering of the RELAYS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The RELAYS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the RELAYS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The RELAYS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the RELAYS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to RELAYS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The RELAYS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RELAYS may not be circulated or distributed, nor may the RELAYS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the RELAYS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the RELAYS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The RELAYS offered are medium-term debt securities of Morgan Stanley. The return on the RELAYS is linked to the performance of the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index.

     "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited. These trademarks and service marks have been licensed for use by Morgan Stanley. "Redeemable Equity-Linked Alternative Yield Securities" and "RELAYS" are our service marks.

Each RELAYS costs $1,000           We, Morgan Stanley, are offering Redeemable
                                   Equity-Linked Alternative Yield Securities
                                   due January   , 2009, Mandatorily
                                   Exchangeable for an Amount Payable in U.S.
                                   Dollars Based on the Values of the S&P
                                   500(R) Index and the Dow Jones EURO STOXX
                                   50(SM) Index, which we refer to as the
                                   RELAYS. The principal amount and issue price of each RELAYS is $1,000.

                                   The original issue price of the RELAYS
                                   includes the agent's commissions paid with respect to the RELAYS and the cost of hedging our obligations under the RELAYS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the RELAYS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the RELAYS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of RELAYS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the RELAYS
principal; no interest             do not pay interest and do not guarantee any
                                   return of principal at maturity. If the
                                   RELAYS have not been redeemed prior to
                                   maturity and the final index value of either the S&P 500 Index or the Dow Jones EURO
                                   STOXX 50 Index is less than or equal to its initial index value, and the value of either the S&P 500 Index or the Dow Jones EURO
                                   STOXX 50 Index has decreased to or below its specified trigger level at any time on any date from but excluding the day we price the RELAYS for initial sale to the public to and including the final determination date, we will pay to you an amount in cash per RELAYS that is less than the $1,000 issue price of each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more.

                                   The initial index values of the S&P 500
                                   Index and the Dow Jones EURO STOXX 50 Index
                                   are          and         , respectively,
                                   which are the closing values of the S&P 500
                                   Index and the Dow Jones EURO STOXX 50 Index on the day we price the RELAYS for initial sale to the public.

                                   The final index values of the S&P 500 Index
                                   and the Dow Jones EURO STOXX 50 Index will
                                   be their respective closing values on
                                   January   , 2009.

                                   The trigger levels for the S&P 500 Index and
                                   the Dow Jones EURO STOXX 50 Index are
                                            and         , respectively, or 70%
                                   of their initial index values.

The RELAYS will be automatically   If the closing values of both the S&P 500
redeemed only if both the S&P      Index and the Dow Jones EURO STOXX 50 Index
500 Index and the Dow Jones        on any of the first three determination
EURO STOXX 50 Index are higher     dates are greater than their respective
than their respective initial      initial index values, the RELAYS will be
index values on any determination  automatically redeemed for the early
date                               redemption payment. The early redemption
                                   payment will be an amount of cash that will vary depending on the determination date:

                                   o    If both index closing values on January
                                          , 2006 are greater than their
                                        respective initial index values, we
                                        will redeem each $1,000 principal
                                        amount of RELAYS for $1,090 (109% of
                                        par) on January   , 2006,

                                   o    if both index closing values on January
                                          , 2007 are greater than their
                                        respective initial index values, we
                                        will redeem each $1,000 principal
                                        amount of RELAYS for $1,180 (118% of
                                        par) on January   , 2007 or

                                   o    if both index closing values on January
                                          , 2008 are greater than their
                                        respective initial index values, we
                                        will redeem each $1,000 principal
                                        amount of RELAYS for $1,270 (127% of
                                        par) on January   , 2008.

Payment at maturity depends on     At maturity, if the RELAYS have not
the values of the S&P 500          previously been automatically redeemed, you
Index and the Dow Jones EURO       will receive for each $1,000 principal
STOXX 50 Index                     amount of RELAYS that you hold an amount of
                                   cash that will vary depending upon the
                                   values of the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index over the term of the RELAYS and on the final determination date, equal to:

                                   o    $1,360 (136% of par) if the index
                                        closing values of both the S&P 500
                                        Index and the Dow Jones EURO STOXX 50
                                        Index on January   , 2009, the final
                                        determination date, are greater than
                                        their respective initial index values,

                                   o    $1,000 (par) if the index closing value
                                        of either the S&P 500 Index or the Dow
                                        Jones EURO STOXX 50 Index on January
                                          , 2009 is less than or equal to its
                                        initial index value and the value of
                                        neither the S&P 500 Index nor the Dow
                                        Jones EURO STOXX 50 Index has decreased
                                        to or below its specified trigger level
                                        at any time on any date during the term
                                        of the RELAYS or

                                   o    $1,000 times the index performance
                                        factor, which will be less than or
                                        equal to 1.0, if the index closing
                                        value of either the S&P 500 Index or
                                        the Dow Jones EURO STOXX 50 Index on
                                        January   , 2009 is less than or equal
                                        to its initial index value and the
                                        value of either the S&P 500 Index or
                                        the Dow Jones EURO STOXX 50 Index has
                                        decreased to or below its specified
                                        trigger level at any time on any date
                                        from but excluding the day we price the
                                        RELAYS for initial sale to the public
                                        to and including the final
                                        determination date

                                        where,

                                         index performance factor = the lower of

                                             final index value of S&P 500 Index
                                            ------------------------------------
                                            initial index value of S&P 500 Index

                                            and

                                            final index value of the Dow Jones EURO STOXX 50 Index
                                            --------------------------------------------------------
                                            initial index value of the Dow Jones EURO STOXX 50 Index

                                        Because the index performance factor
                                        will be less than or equal to 1.0, this
                                        payment will be less than or equal to
                                        the $1,000 principal amount per RELAYS.
                                        The index performance factor is based
                                        on the underlying index that has
                                        declined more.

                                   Beginning on PS-7, we have provided examples titled "Hypothetical Payouts on the RELAYS," which explain in more detail the possible payouts on the RELAYS at each early redemption date and at maturity assuming a variety of hypothetical index closing values on each determination date, including the final determination date. The table does not show every situation that can occur.

                                   You can review the historical values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index in the sections of this pricing supplement called "Description of RELAYS--Historical Information of the S&P 500 Index" and "Description of RELAYS--Historical Information of the Dow Jones EURO STOXX 50 Index." The payment of dividends on the stocks that underlie the S&P 500 Index and the Dow Jones EURO STOXX 50 Index is not reflected in the levels of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                   If a market disruption event occurs with respect to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on any determination date or if a scheduled determination date is not a trading day, the applicable index closing value(s) for the disrupted index or indices on such determination date will be determined on the next trading day on which no market disruption event occurs. If a market disruption event occurs on the final determination date, the final index value(s) for the disrupted index or indices will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the RELAYS will be postponed. See the section of this pricing supplement called "Description of RELAYS--Determination Dates."

                                   Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or the component stocks of such indices.

Your return on the RELAYS is       The return investors realize on the RELAYS
limited to the early               is limited to the early redemption payment
redemption payment or the          or the payment at maturity. If the RELAYS
payment at maturity                are automatically redeemed prior to
                                   maturity, you will receive the early
                                   redemption payment, which will be either
                                   $1,090, $1,180 or $1,270, depending on when
                                   the RELAYS are redeemed, which is equivalent to the issue price plus 9% of the issue price for each year that the RELAYS are outstanding. If the RELAYS are not automatically redeemed prior to maturity, you will receive the payment at maturity, which will be a maximum of $1,360, which is equivalent to the issue price plus 9% of the issue price for each year that the RELAYS are outstanding, and could be less than the principal amount of the RELAYS. See
                                   "Hypothetical Payouts on the RELAYS"
                                   beginning on PS-7.

MS & Co. will be the               We have appointed our affiliate, Morgan
Calculation Agent                  Stanley & Co. Incorporated, which we refer
                                   to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior securities. As calculation agent, MS & Co. will determine the payment that you will receive at maturity.

Where you can find more            The RELAYS are senior notes issued as part
information on the RELAYS          of our Series F medium-term note program.
                                   You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated
                                   November 10, 2004. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and
                                   "--Notes Linked to Commodity Prices, Single
                                   Securities, Baskets of Securities or
                                   Indices."

                                   For a detailed description of the terms of the RELAYS, you should read the section of this pricing supplement called "Description of RELAYS." You should also read about some of the risks involved in investing in RELAYS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the RELAYS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the RELAYS.

How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE RELAYS

     The following examples illustrate the payout on the RELAYS for a range of hypothetical index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on each of the four determination dates and, to illustrate the effect of the trigger level, a hypothetical intraday index value on a random interim date during the term of the RELAYS.

     These examples are based on the following terms:

     o    initial index value of the S&P 500 Index: 100

     o    initial index value of the Dow Jones EURO STOXX 50 Index: 100

     o trigger level for the S&P 500 Index: 70, which is 70% of the initial index value of the S&P 500 Index

     o trigger level for the Dow Jones EURO STOXX 50 Index: 70, which is 70% of the initial index value of the Dow Jones EURO STOXX 50 Index

     o    Issue Price (per RELAYS): $1,000.

     In Examples 1, 2 and 3, the values of the two indices fluctuate over the term of the RELAYS and both indices close above their respective initial index values of 100 on one of the first three determination dates. However, each example produces a different early redemption payment because both index closing values exceed their respective initial index values on a different determination date in each example. Accordingly, because both index closing values exceed their respective initial index values on one of the determination dates, the RELAYS are automatically redeemed as of that date. Additionally, Example 3 illustrates that the decline of the indices to or below their respective trigger levels on a random interim date during the term of the RELAYS does not affect the payout if the RELAYS are automatically redeemed on either of the first three determination dates.

                           ------------------------------------------------------------------------------------------------
                                           Example 1                                        Example 2
                           ------------------------------------------------------------------------------------------------
                               Hypothetical      Hypothetical     Payout      Hypothetical       Hypothetical    Payout
                            Index Value(1) of  Index Value(1) of            Index Value(1) of  Index Value(1) of
                               the S&P 500       the Dow Jones                 the S&P 500       the Dow Jones
                                 Index           EURO STOXX 50                   Index           EURO STOXX 50
                                                     Index                                           Index
                           ------------------------------------------------------------------------------------------------
 Determination date, 2006          130               120          $1,090           86                 110            --
 Determination date, 2007           --                --              --          101                 125        $1,180
       Interim date                 --                --              --           --                  --            --
 Determination date, 2008           --                --              --           --                  --            --
 Determination date, 2009           --                --              --           --                  --            --
---------------------------------------------------------------------------------------------------------------------------
      Total Payout:                                               $1,090                                         $1,180
---------------------------------------------------------------------------------------------------------------------------

                           ----------------------------------------------
                                           Example 3
                           ----------------------------------------------
                             Hypothetical        Hypothetical     Payout
                            Index Value(1) of  Index Value(1) of
                               the S&P 500       the Dow Jones
                                 Index           EURO STOXX 50
                                                     Index
                           ----------------------------------------------
 Determination date, 2006          88                 93              --
 Determination date, 2007         100                107              --
       Interim date                65                 82              --
 Determination date, 2008         104                102          $1,270
 Determination date, 2009          --                 --              --
-------------------------------------------------------------------------
      Total Payout:                                               $1,270
-------------------------------------------------------------------------


------------------------------------
(1) The Hypothetical Index Value for each determination date is the index closing value for that date, and the Hypothetical Index Value for the Interim Date is an intraday index value.

o In Example 1, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the first determination date have increased to 130 and 120, which are 30% and 20% above their respective initial index values, and the RELAYS are automatically redeemed for $1,090 per RELAYS, representing an 9% increase above the Issue Price. This increase is less than, and unrelated to, the simple returns on the two indices of 30% and 20%.

o In Example 2, the index closing value of the S&P 500 Index on the first determination date has decreased to 86, which is 14% below the initial index value; therefore, the RELAYS are not automatically redeemed and remain outstanding, even though the index closing value of the Dow Jones EURO STOXX 50 Index has increased to 110, which is 10% above the initial index value. On the second determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have increased to 101 and 125, which are 1% and 25% above their respective initial index values, and the RELAYS are automatically redeemed for $1,180 per RELAYS, representing a 16% increase above the Issue Price.

o In Example 3, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the first determination date have decreased to 88 and 93, which are 12% and 7% below their respective initial index values. On the second determination date, the Dow Jones EURO STOXX 50 Index has increased back to and exceeded its initial index value, but the S&P 500 Index has not exceeded its initial index value; therefore, the RELAYS are not automatically redeemed on either of the first two determination dates and remain outstanding. The intraday value of the S&P 500 Index on the Interim Date has decreased to 65, which is 35% below the initial index value, and is below the trigger level, but on the third determination date, both index closing values have increased above their respective initial index values to 104 and 102, which are 4% and 2% above the initial index value; so the RELAYS are automatically redeemed for $1,270 per RELAYS, representing a 27% increase above the Issue Price.

     In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on the first, second and third determination dates is less than or equal to its initial index value, and, consequently, the RELAYS are not automatically redeemed prior to, and remain outstanding until, maturity.


                           ------------------------------------------------------------------------------------------------
                                           Example 4                                        Example 5
                           ------------------------------------------------------------------------------------------------
                               Hypothetical      Hypothetical     Payout      Hypothetical       Hypothetical    Payout
                            Index Value(1) of  Index Value(1) of            Index Value(1) of  Index Value(1) of
                               the S&P 500       the Dow Jones                 the S&P 500       the Dow Jones
                                 Index           EURO STOXX 50                   Index           EURO STOXX 50
                                                     Index                                           Index
                           ------------------------------------------------------------------------------------------------
 Determination date, 2006           99               120              --           95                 110            --
 Determination date, 2007          100                92              --           97                  73            --
       Interim date                 80                68              --           71                 105            --
 Determination date, 2008          100               110              --           88                  93            --
 Determination date, 2009          150               140          $1,360           72                  89        $1,000
---------------------------------------------------------------------------------------------------------------------------
      Total Payout:                                               $1,360                                         $1,000
---------------------------------------------------------------------------------------------------------------------------
                           ----------------------------------------------
                                           Example 6
                           ----------------------------------------------
                             Hypothetical        Hypothetical     Payout
                            Index Value(1) of  Index Value(1) of
                               the S&P 500       the Dow Jones
                                 Index           EURO STOXX 50
                                                     Index
                           ----------------------------------------------
 Determination date, 2006          95                  110            --
 Determination date, 2007          97                   73            --
       Interim date                71                  105            --
 Determination date, 2008          88                   93            --
 Determination date, 2009          72                  120        $1,000
-------------------------------------------------------------------------
      Total Payout:                                               $1,000
-------------------------------------------------------------------------

                           ------------------------------------------------------------------------------------------------
                                           Example 7                                        Example 8
                           ------------------------------------------------------------------------------------------------
                               Hypothetical      Hypothetical     Payout      Hypothetical       Hypothetical    Payout
                            Index Value(1) of  Index Value(1) of            Index Value(1) of  Index Value(1) of
                               the S&P 500       the Dow Jones                 the S&P 500       the Dow Jones
                                 Index           EURO STOXX 50                   Index           EURO STOXX 50
                                                     Index                                           Index
                           ------------------------------------------------------------------------------------------------
 Determination date, 2006           81                93              --           81                  93            --
 Determination date, 2007           99               107              --           99                 107            --
       Interim date                 69                82              --           69                  82            --
 Determination date, 2008           75               102              --           75                 102            --
 Determination date, 2009          105                90            $900           62                  94          $620
---------------------------------------------------------------------------------------------------------------------------
      Total Payout:                                                 $900                                           $620
---------------------------------------------------------------------------------------------------------------------------

                           ---------------------------------------------
                                          Example 9
                           ---------------------------------------------
                            Hypothetical        Hypothetical     Payout
                           Index Value(1) of  Index Value(1) of
                              the S&P 500       the Dow Jones
                                Index           EURO STOXX 50
                                                    Index
                           ---------------------------------------------
 Determination date, 2006         81                   93            --
 Determination date, 2007         99                  107            --
       Interim date               69                   82            --
 Determination date, 2008         75                  102            --
 Determination date, 2009         88                  125          $880
------------------------------------------------------------------------
      Total Payout:                                                $880
------------------------------------------------------------------------

------------------
(1) The Hypothetical Index Value for each determination date is the index closing value for that date, and the Hypothetical Index Value for the Interim Date is an intraday index value.

o In Example 4, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have increased 50% and 40% above their respective initial index values to 150 and 140, and the payment at maturity equals $1,360 per RELAYS, representing a 36% increase above the Issue Price. This increase is less than, and unrelated to, the simple returns on the indices of 50% and 40%. Even though on the Interim

     Date the intraday value of the Dow Jones EURO STOXX 50 Index decreased below the trigger level, the payment at maturity is unaffected because both index closing values on the final determination date exceed their respective initial index values.

o In Example 5, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have decreased 28% and 11% below their respective initial index values to 72 and 89. But, because the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price.

o In Example 6, on the final determination date, the index closing value of the S&P 500 Index has decreased 28% below the initial index value to 72 and the index closing value of the Dow Jones EURO STOXX 50 Index has increased 20% above the initial index value to 120. Because the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price. Even though the value of one of the underlying indices increased 20% over the term of the RELAYS, the RELAYS only return the $1,000 par amount because the other index did not exceed its initial index value.

o In Example 7, on the final determination date, the index closing value of the S&P 500 Index has increased 5% above the initial index value to 105 and the index closing value of the Dow Jones EURO STOXX 50 Index has decreased 10% below the initial index value to 90. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.90 (the lower of 1.05 for the S&P 500 Index and 0.90 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $900 per RELAYS, representing a 10% decrease below the Issue Price. The return on the RELAYS reflects the decrease in value of the Dow Jones EURO STOXX 50 Index, even though the S&P 500 Index was the index that decreased below the trigger level.

o In Example 8, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have decreased 38% and 6% below their respective initial index values to 62 and 94. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.62 (the lower of 0.62 for the S&P 500 Index and 0.94 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $620 per RELAYS, representing a 38% decrease below the Issue Price.

o In Example 9, on the final determination date, the index closing value of the S&P 500 Index has decreased to 88, which is 12% below the initial index value and the index closing value of the Dow Jones EURO STOXX 50 Index has increased to 125, which is 25% above the initial index value. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals the $1,000 principal amount times an index performance factor of 0.88( the lower of 0.88 for the S&P 500 Index and 1.25 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $880 per RELAYS, representing a 12% decrease below the Issue Price, even though the value of one of the underlying indices increased 25% over the term of the RELAYS.

                                  RISK FACTORS

     The RELAYS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. Investing in the RELAYS is not equivalent to investing directly in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component stocks. This section describes the most significant risks relating to the RELAYS. You should carefully consider whether the RELAYS are suited to your particular circumstances before you decide to purchase them.

The RELAYS do not pay         The terms of the RELAYS differ from those of
interest or guarantee         ordinary debt securities in that we will not pay
return of principal           you interest on the RELAYS or guarantee you the
                              principal amount of the RELAYS at maturity.
                              Instead, if the RELAYS have not previously been automatically redeemed, at maturity you will receive for each $1,000 principal amount of RELAYS that you hold an amount in cash based upon the values of the S&P 500 Index and the Dow Jones EURO
                              STOXX 50 Index.

                              o Only if the final index values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the final determination date are greater than their respective initial index values will you receive an amount in cash greater than the par amount at maturity. The payment would be equal to $1,360.

                              o If the final index value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index is less than its initial index value and the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date from but excluding the day we price the RELAYS for initial sale to the public to and including the final determination date, you will receive the $1,000 issue price. The payment of the $1,000 issue price at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. See "Hypothetical Payouts on the RELAYS" on PS-6.

                              o If the final index value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index is less than its initial index value and if the value of either S&P 500 Index or the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date from but excluding the day we price the RELAYS for initial sale to the public to and including the final determination date, you will receive an amount in cash that is less than the $1,000 issue price of each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more. In such case, you may suffer a loss of a significant amount of your investment in the RELAYS.

Your appreciation             The appreciation potential of the RELAYS is
potential is limited;         limited by the redemption feature of the RELAYS to
RELAYS subject to early       a maximum of 9% of the issue price for each year
redemption                    that the RELAYS are outstanding regardless of any
                              greater positive performance of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index. In addition, the early redemption feature may limit the term of your investment to as short as one year.

The RELAYS will not be        The RELAYS will not be listed on any securities
listed                        exchange. There may be little or no secondary
                              market for the RELAYS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the RELAYS easily. MS & Co. currently intends to act as a market maker for the RELAYS but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the RELAYS, the price at which you may be able to trade your RELAYS is likely to depend on the price, if any, at which MS
                              & Co. is willing to transact. If at any time MS &
                              Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the RELAYS.




Market price of the           Several factors, many of which are beyond our
RELAYS may be                 control, will influence the value of the RELAYS in
influenced by many            the secondary market and the price at which MS &
unpredictable factors         Co. may be willing to purchase or sell the RELAYS
                              in the secondary market. We expect that generally the values of the S&P 500 Index and the Dow Jones
                              EURO STOXX 50 Index on any day will affect the value of the RELAYS more than any other single factor. However, because the payout on the RELAYS is only directly correlated to the values of the S&P 500 Index and the Dow Jones EURO STOXX 50
                              Index in certain circumstances, the RELAYS will trade differently from the S&P 500 Index and the Dow Jones EURO STOXX 50 Index. Other factors that may influence the value of the RELAYS include:

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index

                              o the level of correlation between the value of S&P 500 Index and the value the Dow Jones EURO STOXX 50 Index

                              o the dividend rate on the stocks underlying the S&P 500 Index and the Dow Jones EURO STOXX 50 Index

                              o whether the value of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has been at or below the trigger level at any time on any date

                              o   geopolitical conditions and economic,
                                  financial, political, regulatory or judicial events that affect the stocks underlying the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or stock markets generally and which may affect the value of the S&P 500 Index or the value the Dow Jones EURO STOXX 50 Index

                              o   interest and yield rates in the market

                              o   the time remaining until the next
                                  determination date(s)and the maturity of the RELAYS

                              o   our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your RELAYS prior to maturity. For example, you may have to sell your RELAYS at a substantial discount from the principal amount if on that date either the value of the S&P 500 Index or the value of the Dow Jones EURO STOXX 50 Index is at or below its closing value on the day we price the RELAYS for initial sale to the public, especially if at any time on any date the value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has fallen to or below its specified trigger level.

                              You cannot predict the future performance of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index based on its historical performance. The value of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the RELAYS by an amount proportionate to the decrease in the value of whichever of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has declined more. There can be no assurance that the values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index will have increased on any determination date so that you will receive at maturity or on any earlier redemption date more than the principal amount of the RELAYS.

The inclusion of              Assuming no change in market conditions or any
commissions and               other relevant factors, the price, if any, at
projected profit from         which MS & Co. is willing to purchase RELAYS in
hedging in the original       secondary market transactions will likely be lower
issue price is likely to      than the original issue price, since the original
adversely affect secondary    issue price included, and secondary market prices
market prices                 are likely to exclude, commissions paid with
                              respect to the RELAYS, as well as the projected profit included in the cost of hedging our obligations under the RELAYS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the S&P        Standard & Poor's Corporation, or S&P(R), is
500 Index or the Dow          responsible for calculating and maintaining the
Jones EURO STOXX 50           S&P 500 Index. S&P can add, delete or substitute
Index could adversely         the stocks underlying the S&P 500 Index or make
affect the value of the       other methodological changes that could change the
RELAYS                        value of the S&P 500 Index. S&P may discontinue or
                              suspend calculation or dissemination of the S&P
                              500 Index. Any of these actions could adversely affect the value of the RELAYS.

                              STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange, is responsible for calculating and maintaining the Dow Jones EURO STOXX 50 Index. STOXX Limited can add, delete or substitute the stocks underlying the Dow Jones EURO STOXX 50 Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Dow Jones EURO STOXX 50 Index. Any of these actions could adversely affect the value of the RELAYS.

                              S&P or STOXX Limited may discontinue or suspend calculation or publication of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the RELAYS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the RELAYS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the S&P 500 Index or the Dow Jones EURO STOXX 50 Index last in effect prior to such discontinuance.

There are additional risks    The risk associated with an investment in a RELAYS
associated with an            based on the values of two stock indices may be
investment in the             significantly greater than the risk of a
RELAYS because the            hypothetical investment in a RELAYS based on only
RELAYS are linked to          one of the underlying stock indices. Investors in
two stock indices             the RELAYS will realize appreciation on the RELAYS
                              only if both the S&P 500 Index and the Dow Jones
                              EURO STOXX 50 Index exceed their respective initial index values on one of the first three determination dates or at maturity. If either underlying index fails to appreciate, investors will not benefit from any appreciation in the other index.

You have no shareholder       Investing in the RELAYS is not equivalent to
rights                        investing in the S&P 500 Index and the Dow Jones
                              EURO STOXX 50 Index or its component stocks. As an investor in the RELAYS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500 Index and the Dow Jones EURO STOXX 50 Index.

The economic interests of     The economic interests of the calculation agent
the calculation agent and     and other of our affiliates are potentially
other of our affiliates are   adverse to your interests as an investor in the
potentially adverse to your   RELAYS. As calculation agent, MS & Co. will
interests                     calculate the payment we will pay to you at
                              maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index or the Dow Jones EURO STOXX 50
                              Index, may affect the payout to you at maturity.
                              See the sections of this pricing supplement called
                              "Description of RELAYS--Market Disruption Event" and "--Discontinuance of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index; Alteration of
                              Method of Calculation."

                              The original issue price of the RELAYS includes the agent's commissions and certain costs of hedging our obligations under the RELAYS. The subsidiaries through which we hedge our obligations under the RELAYS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading           MS & Co. and other affiliates of ours will carry
activity by the calculation   out hedging activities related to the RELAYS (and
agent and its affiliates      possibly to other instruments linked to the S&P
could potentially adversely   500 Index and the Dow Jones EURO STOXX 50 Index or
affect the values of the      its component stocks), including trading in the
S&P 500 Index and the         stocks underlying the S&P 500 Index and the Dow
Dow Jones EURO STOXX          Jones EURO STOXX 50 Index as well as in other
50 Index                      instruments related to the two indices. MS & Co.
                              and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the Dow
                              Jones EURO STOXX 50 Index and other financial instruments related to the two indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the RELAYS for initial sale to the public could affect the value of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index and, as a result, could increase the level at which the S&P
                              500 Index and the Dow Jones EURO STOXX 50 Index must close before you receive a payment at maturity or upon automatic redemption that exceeds the principal amount of the RELAYS. Additionally, such hedging or trading activities during the term of the RELAYS could potentially affect the values of the S&P 500 Index and the Dow Jones EURO STOXX
                              50 Index on the determination dates and, accordingly, whether we redeem the RELAYS and the amount of cash you will receive at maturity.

Tax treatment                 You should also consider the U.S. federal income
                              tax consequences of investing in the RELAYS. An investment in a RELAYS should be treated as an "open transaction" with respect to the S&P 500
                              Index and the Dow Jones EURO STOXX 50 Index for
                              U.S. federal income tax purposes, as described in the section of this pricing supplement called
                              "Description of RELAYS--United States Federal
                              Income Taxation." Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of a RELAYS; but you should recognize capital gain or loss at maturity or upon a sale, exchange, redemption or other disposition of the RELAYS in an amount equal to the difference between the amount realized and your tax basis in the RELAYS.
                              However, due to the absence of authorities that directly address the proper tax treatment of the RELAYS, no assurance can be given that the IRS will accept, or that a court will uphold, this characterization and treatment. If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income thereon would be significantly affected. Please read carefully the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation."

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation" for a discussion of the withholding tax consequences of an investment in the RELAYS.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the RELAYS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF RELAYS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "RELAYS" refers to each $1,000 principal amount of our Redeemable Equity-Linked Alternative Yield Securities
due January   , 2009. In this pricing supplement, the terms "we," "us" and "our"
refer to Morgan Stanley.

Aggregate Principal Amount..  $

Original Issue Date
  (Settlement Date).........          , 2005

Maturity Date...............  January   , 2009, subject to extension in the
                              event of a Market Disruption Event on the final
                              Determination Date.

                              If, due to a Market Disruption Event or otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Determination Date as postponed. See "--Determination Dates" below.

Interest Rate...............  None

Specified Currency..........  U.S. dollars

Issue Price.................  $1,000 per RELAYS

CUSIP Number................

Denominations...............  $1,000 and integral multiples thereof

Initial Index Values........          , which is the Index Closing Value of
                              the S&P 500 Index on         , 2005 and

                                      , which is the Index Closing Value of the
                              Dow Jones EURO STOXX 50 Index the on         ,
                              2005.

Payment at Maturity.........  Unless the RELAYS have been previously automatically redeemed, you will receive for each $1,000 principal amount of RELAYS that you hold a Payment at Maturity equal to:

                              o $1,360 (136% of par) if the Final Index Values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are greater than their respective Initial Index Values, or

                              o $1,000 (par) if the Final Index Values of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index is less than or equal to its Initial Index Value and neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index has decreased to or below its specified Trigger Level at any time on any Trading Day on which there is no Market Disruption Event from but excluding the Original Issue Date to and including the final Determination Date, or

                              o the $1,000 principal amount of each RELAYS times the Index Performance Factor if the Final Index Value of either the S&P 500 Index or the Dow Jones EURO STOXX 50

                                  Index is less than or equal to its Initial
                                  Index Value and the reported value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index as published by S&P or STOXX Limited has decreased to or below its specified Trigger Level at any time on any Trading Day on which there is no Market Disruption Event from but excluding the Original Issue Date to and including the final Determination Date. Because the Index Performance Factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000. The index performance factor is based on the underlying index that has declined more.

                              We shall, or shall cause the Calculation Agent to,
                              (i) provide written notice to the Trustee and to DTC of the amount of cash to be delivered with respect to the $1,000 principal amount of each RELAYS on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the RELAYS to the Trustee for delivery to DTC, as holder of the RELAYS, on or prior to the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Final Index Values..........  The Index Closing Values of the S&P 500 Index and
                              the Dow Jones EURO STOXX 50 Index, respectively, on the final Determination Date, as determined by the Calculation Agent.

Index Performance Factor....  The lower of (i) the Final Index Value of the S&P
                              500 Index divided by the Initial Index Value of the S&P 500 Index and (ii) the Final Index Value of the Dow Jones EURO STOXX 50 Index divided by the Initial Index Value of the Dow Jones EURO STOXX 50 Index.

Trigger Levels..............          , which is 70% of the Initial Index Value
                              of the S&P 500 Index, and

                                      , which is 70% of the Initial Index Value
                              of the Dow Jones EURO STOXX 50 Index

Index Closing Vale.........   The Index Closing Value of the S&P 500 Index or
                              the Dow Jones EURO STOXX 50 Index on any Trading
                              Day will equal the official closing value of the S&P 500 Index or the Dow Jones EURO STOXX 50
                              Index, respectively, or in each case, any Successor Index (as defined under
                              "--Discontinuance of the S&P 500 Index or the Dow
                              Jones EURO STOXX 50 Index; Alteration of Method of
                              Calculation" below) published following the regular official weekday close of trading for each index on that Trading Day. In certain circumstances, the Index Closing Value as well as intraday values will be based on the alternate calculation of the S&P 500 Index and the Dow Jones
                              EURO STOXX 50 Index described under
                              "--Discontinuance of the S&P 500 Index or the

                              Dow Jones EURO STOXX 50 Index; Alteration of
                              Method of Calculation."

Determination Dates.........  January   , 2006, January   , 2007, January   ,
                              2008 and January   , 2009, or if any such day is
                              not a Trading Day or if there is a Market
                              Disruption Event on such day, in each case, with respect to the S&P 500 Index or the Dow Jones EURO
                              STOXX 50 Index, the Determination Date with respect to such index shall be the next succeeding
                              Trading Day on which there is no Market Disruption
                              Event; provided that if a Market Disruption Event, with respect to such index, has occurred on each of the five Trading Days immediately succeeding any of the scheduled Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date for such disrupted index, notwithstanding the occurrence of a Market Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the disrupted index on such fifth Trading Day in accordance with the formula for and method of calculating the disrupted index last in effect prior to the commencement of the Market Disruption
                              Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the disrupted index.

Early Redemption............  If the Index Closing Values of both the S&P 500
                              Index and the Dow Jones EURO STOXX 50 Index on any of the first three Determination Dates are greater than their respective Initial Index Values, we will redeem all of the RELAYS on the third Business Day following such Determination Date (in each case, the "Early Redemption Date") for the Early Redemption Payment.

Early Redemption Payment....  The Early Redemption Payment will equal:

                              o   $1,090, if Early Redemption occurs in 2006,
                              o   $1,180, if Early Redemption occurs in 2007 or
                              o   $1,270, if Early Redemption occurs in 2008.

Trading Day.................  With respect to the S&P 500 Index or the Dow Jones
                              EURO STOXX 50 Index, a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges for securities underlying the S&P 500 Index and the Dow Jones EURO STOXX 50 Index and (ii) on the exchanges on which futures or options contracts related to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index are traded, other than a day on which trading on such Relevant Exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

Book Entry Note or
  Certificated Note.........  Book Entry. The RELAYS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the RELAYS. Your beneficial interest in the RELAYS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by "you" or to be taken by "you" refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the RELAYS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                              Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note.....................   Senior

Trustee.....................  JPMorgan Chase Bank, N.A. (formerly known as
                              JPMorgan Chase Bank)

Agent.......................  MS & Co.

Calculation Agent...........  MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                              All dollar amounts related to determination of the amount of cash payable per RELAYS will be made by the Calculation Agent and will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upwards (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of RELAYS will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the RELAYS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Closing Value or the intraday values of either index or whether a Market Disruption Event has occurred. See "--Discontinuance of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index; Alteration of Method of Calculation" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event.....  Market Disruption Event means the occurrence or existence of any of the following events with respect to either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index:

                                  (i) a suspension, absence or material
                                  limitation of trading of stocks then
                                  constituting 20 percent or more of the level of the S&P 500 Index or of the Dow Jones EURO STOXX 50 Index

                                  (or the Successor Index) on the Relevant
                                  Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on each such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the S&P 500 Index or of the Dow Jones EURO STOXX 50 Index (or the relevant Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                  (ii)a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the RELAYS.

                              For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index or the Dow Jones EURO STOXX 50 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such disrupted index shall be based on a comparison of (x) the portion of the level of the disrupted index attributable to that security relative to (y) the overall level of the disrupted index, in each case immediately before that suspension or limitation.

                              For purposes of determining whether a Market
                              Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the S&P 500 Index or the Dow Jones EURO STOXX 50 Index by the primary securities market trading in such contracts by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary securities market on which futures or options contracts related to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange...........  Relevant Exchange means the primary exchange or market of trading for any security (or any combination thereof) then included in the S&P 500 Index or the Dow Jones EURO STOXX 50 Index or any Successor Index.

Alternate Exchange
  Calculation in Case of
  an Event of Default.......  In case an event of default with respect to the
                              RELAYS shall have occurred and be continuing, the amount declared due and payable per RELAYS upon any acceleration of the RELAYS shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as if the date of acceleration were the final Determination Date.

                              If the maturity of the RELAYS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the RELAYS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The S&P 500 Index...........  We have derived all information contained in this pricing supplement regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P 500 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

                              The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                              The S&P 500 Index is calculated using a
                              base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

                              The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the "Index Divisor." By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

                              Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

                              To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

                              The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

                                                                                     Divisor
                                 Type of Corporate                                  Adjustment
                                      Action                Adjustment Factor        Required
                              ---------------------    ---------------------------  ----------
                              Stock split              Shares Outstanding             No
                               (i.e., 2-for-1)         multiplied by 2;  Stock
                                                       Price divided by 2

                              Share issuance           Shares Outstanding plus        Yes
                               (i.e., change = 5%)     newly issued Shares

                              Share repurchase         Shares Outstanding minus       Yes
                               (i.e., change = 5%)     Repurchased Shares

                              Special cash             Share Price minus Special      Yes
                              dividends
                                                       Dividend

                              Company Change           Add new company Market         Yes
                                                       Value minus old company
                                                       Market Value

                              Rights Offering          Price of parent company        Yes
                                                       minus

                                                              Price of Rights
                                                              ---------------
                                                                Right Ratio

                              Spin-Off                 Price of parent company        Yes
                                                       minus

                                                           Price of Spinoff Co.
                                                           --------------------
                                                           Share Exchange Ratio

                              Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                              Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                      Post-Event Aggregate Market Value
                      ---------------------------------  = Pre-Event Index Value
                                 New Divisor

                                                       Post-Event Market Value
                                   New Divisor     =   -----------------------
                                                        Pre-Event Index Value

                              A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The Dow Jones EURO STOXX
  50(SM) Index..............  We have derived all information contained in this pricing supplement regarding the Dow Jones Euro STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones Euro STOXX 50 Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

                              The Dow Jones Euro STOXX 50 Index was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones Euro STOXX 50 Index began on February 26, 1998, based on an initial Index value of 1,000 at December 31, 1991. The Dow Jones Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.sto .com.

                              Dow Jones Euro STOXX 50 Index Composition and Maintenance

                              The Dow Jones Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones Euro STOXX 50 Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Dow Jones Euro STOXX 50 Index as of September 30, 2004:

                                  Country Weightings           Industrial Sector Weightings
                              --------------------------  ---------------------------------------
                              France               32.9%  Banks                             20.0%
                              Germany              22.3%  Oil & Gas                         17.9%
                              The Netherlands      17.9%  Telecommunication                 11.1%
                              Spain                12.3%  Insurance                         10.2%
                              Italy                10.9%  Utilities                          8.4%
                              Finland               3.7%  Technology                         6.3%

                                  Country Weightings           Industrial Sector Weightings
                              --------------------------  ---------------------------------------
                                                          Healthcare                         4.2%
                                                          Chemicals                          3.9%
                                                          Personal & Household Goods         3.9%
                                                          Food & Beverage                    3.0%
                                                          Retail                             2.2%
                                                          Automobiles                        2.0%
                                                          Construction                       1.9%
                                                          Media                              1.6%

                              A current list of the issuers of the Dow Jones Euro STOXX 50 Index, as of September 30, 2004, is set forth below.



                                                                                                       Current
                                                                                                      Weight in
                                  Issuer of Component Stock           Country        Index        Industry Sector
                              --------------------------------  -----------------  ---------  -------------------
                              ABN Amro Holding N.V.             The Netherlands     2.17%     Banks
                              Aegon N.V.                        The Netherlands     0.84%     Insurance
                              Air Liquide S.A.                  France              0.99%     Chemicals
                              Alcatel                           France              0.77%     Technology
                              Allianz AG                        Germany             2.01%     Insurance
                              Assicurazioni Generali S.p.A.     Italy               1.74%     Banks
                              AXA UAP                           France              1.76%     Insurance
                              Banco Santander Central Hispano,
                                  S.A.                          Spain               2.68%     Banks
                              Banco Bilbao Vizcaya Argentaria,
                                  S.A.                          Spain               2.69%     Banks
                              BASF AG                           Germany             1.86%     Chemicals
                              Bayer Group                       Germany             1.18%     Chemicals
                              BNP Paribas                       France              3.10%     Banks
                                                                                              Noncyclical Goods &
                              Carrefour S.A.                    France              1.63%         Services
                              Credit Agricole, S.A.                                 1.08%     Banks
                              DaimlerChrysler AG                Germany             1.98%     Automobiles
                              Danone Group                      France              1.14%     Food & Beverage
                              Deutsche Bank AG                  Germany             2.25%     Banks
                              Deutsche Telekom AG               Germany             2.56%     Telecommunications
                              E.ON AG                           Germany             2.94%     Utilities
                              Endesa, S.A.                      Spain               1.04%     Utilities
                              Enel S.p.A.                       Italy               1.12%     Utilities
                              Eni S.p.A.                        Italy               3.30%     Energy
                              Fortis                            The Netherlands     1.67%     Banks
                              France Telecom                    France              2.04%     Telecommunications
                              Iberdrola                         Spain               0.94%     Utilities
                              ING Groep N.V.                    The Netherlands     2.84%     Insurance
                                                                                              Noncyclical Goods &
                              L'Oreal S.A.                      France              1.18%         Services
                              Lafarge S.A.                      France              0.86%     Construction
                                                                                              Cyclical Goods &
                              LVMH Moet Hennessy Louis Vuitton  France              0.99%         Services
                              Munich Re Group                   Germany             1.03%     Insurance
                              Nokia Corporation                 Finland             3.70%     Technology
                              Repsol YPF, S.A.                  Spain               1.20%     Energy
                              Royal Dutch Petroleum Company     The Netherlands     6.18%     Energy
                                                                                              Cyclical Goods &
                              Royal Philips Electronics         The Netherlands     1.69%         Services
                                                                                              Noncyclical Goods &
                              Royal Ahold N.V.                  The Netherlands     0.57%         Services
                              RWE AG Stammaktien O.N.           Germany             1.15%     Utilities
                              Saint-Gobain                      France              1.02%     Construction
                              Sanofi-Aventis                    France              4.15%     Healthcare
                              Sanpaolo IMi S.p.A.               Italy               0.68%     Banks

                                                                                                       Current
                                                                                                      Weight in
                                  Issuer of Component Stock           Country        Index        Industry Sector
                              --------------------------------  -----------------  ---------  -------------------
                              SAP Aktiengesellschaft             Germany            1.86%      Technology
                              Siemens AG                         Germany            3.55%      Technology
                              Societe Generale                   France             2.27%      Banks
                              Suez                               France             1.15%      Utilities
                              Telecom Italia S.p.A.              Italy              1.52%      Telecommunications
                              Telecom Italia Mobile
                                 S.p.A.                          Italy              1.15%      Telecommunications
                              Telefonica, S.A.                   Spain              3.78%      Telecommunications
                              Unicredito Italiano
                                 S.p.A.                          Italy              1.40%      Banks
                                                                 The
                              Unilever N.V.                      Netherlands        1.89%      Food & Beverage
                              Vivendi Universal                  France             1.58%      Media

                              The composition of the Dow Jones Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones Euro STOXX 50 Index are made to ensure that the Dow Jones Euro STOXX 50 Index includes the 50 market sector leaders from within the Dow Jones Euro STOXX Index.

                              The free float factors for each component stock used to calculate the Dow Jones Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

                              The Dow Jones Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

                              Dow Jones Euro STOXX 50 Index Calculation

                              The Dow Jones Euro STOXX 50 Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones Euro STOXX 50 Index value can be expressed as follows:

                                         free float market capitalization of the Dow Jones
                                                           Euro STOXX 50 Index
                              Index   =  -------------------------------------------------   x  1,000
                                          adjusted base date market capitalization of the
                                                  Dow Jones Euro STOXX 50 Index

                              The "free float market capitalization of the Dow Jones Euro STOXX 50 Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones Euro STOXX 50 Index is being calculated.

                              The Dow Jones Euro STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the Dow Jones

                              Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

                              (1)  Split and reverse split:

                                   Adjusted price = closing price * A/B

                                   New number of shares = old number of shares * B/A

                                   Divisor: no change

                              (2)  Rights offering:

                                   Adjusted price = (closing price * A + subscription price * B) /
                                                    (A + B)

                                   New number of shares = old number of shares * (A + B) / A

                                   Divisor: increases

                              (3)  Stock dividend:

                                   Adjusted price = closing price * A / (A + B)

                                   New number of shares = old number of shares * (A + B) / A

                                   Divisor: no change

                              (4)  Stock dividend of another company:

                                   Adjusted price = (closing price * A - price of other company * B)
                                                    / A

                                   Divisor: decreases

                              (5)  Return of capital and share consideration:

                                   Adjusted price = (closing price - dividend announced by company
                                                    * (1-withholding tax)) * A / B

                                   New number of shares = old number of shares * B / A

                                   Divisor: decreases

                              (6)  Repurchase shares / self tender:

                                   Adjusted price = ((price before tender * old number of shares ) -
                                                    (tender price * number of tendered shares)) / (old
                                                    number of shares - number of tendered shares)

                                   New number of shares = old number of shares - number of tendered shares

                                   Divisor: decreases

                              (7)  Spin-off:

                                   Adjusted price = (closing price * A - price of spun-off shares * B) /
                                                    A

                                   Divisor: decreases

                              (8)  Combination stock distribution (dividend or split) and rights offering:

                                   For this corporate action, the following additional assumptions apply:

                                   o   Shareholders receive B new shares from
                                       the distribution and C new shares from
                                       the rights offering for every A shares
                                       held

                                   o   If A is not equal to one share, all the
                                       following "new number of shares" formulae need to be divided by A:

                                   - If rights are applicable after stock distribution (one action applicable to other):

                                   Adjusted price = (closing price * A + subscription price * C *
                                                    (1 + B / A)) / ((A + B) * ( 1 + C / A))

                                   New number of shares = old number of shares * ((A + B) * (1 + C /
                                                          A)) / A

                                   Divisor: increases

                                   - If stock distribution is applicable after rights (one action applicable to other):

                                   Adjusted price = (closing price * A + subscription price * C) / ((A
                                                    + C) * (1 + B / A))

                                   New number of shares = old number of shares * ((A + C) *
                                                          (1 + B / A))

                                   Divisor: increases

                                   - Stock distribution and rights (neither action is
                                   applicable to the other):

                                   Adjusted price = (closing price * A + subscription price * C) /
                                                    (A + B + C)

                                   New number of shares = old number of shares * (A + B +C) / A

                                   Divisor: increases


Discontinuance of the S&P
500 Index or the Dow
Jones EURO STOXX 50
Index; Alteration of
   Method of Calculation...   If S&P or STOXX Limited discontinues publication
                              of the S&P 500 Index or the Dow Jones EURO STOXX
                              50 Index, respectively, and S&P, STOXX Limited or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index or the discontinued Dow Jones EURO STOXX 50 Index
                              (such index being referred to herein as a "Successor Index"), then any subsequent Index
                              Closing Value will be determined by reference to the value of such Successor Index published following the regular official weekday close of trading for the Successor Index on the date that any Index Closing Value is to be determined, and any intraday value will be determined by reference to such Successor Index.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the RELAYS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the RELAYS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If S&P or STOXX Limited discontinues publication of the S&P 500 Index or Dow Jones EURO STOXX 50 Index prior to, and such discontinuance is continuing on, any Determination Date or any interim date on which either index falls to or below its specified Trigger Level and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Closing Value for such date. Following any such determination, the Calculation Agent will not compute the intraday values on any Trading Day and will instead rely on the Index Closing Value as computed by the Calculation Agent for the purpose of determining whether the index falls to or below its specified Trigger Level. The Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the S&P 500 Index or Dow Jones EURO STOXX 50 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently comprising the S&P 500 Index or Dow Jones EURO STOXX 50 Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index or Dow Jones EURO STOXX 50 Index may adversely affect the value of the RELAYS.

                              If at any time the method of calculating the S&P 500 Index, Dow Jones EURO STOXX 50 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index, Dow Jones EURO STOXX 50 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index, Dow Jones EURO STOXX 50 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index, Dow Jones

                              EURO STOXX 50 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Values with reference to the S&P 500 Index, Dow Jones EURO STOXX 50 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index, Dow Jones EURO STOXX 50 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Index, Dow Jones EURO STOXX 50 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information......  The following tables set forth the published high and low Index Closing Values, as well as end-of-quarter Index Closing Values, of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index for each quarter in the period from January 1, 1999 through December 21, 2004. The Index Closing Value of the S&P 500 Index on December 21, 2004 was 1,205.45. The Index Closing Value of the Dow Jones EURO STOXX 50 Index on December 21, 2004 was 2,912.80. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

                              The historical values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index should not be taken as an indication of future performance, and no assurance can be given as to the levels of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on any Determination Date.

                              The value of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index may decrease to or below its specified Trigger Level during the term of the RELAYS and either index may close on the final Determination Date below its Initial Index Value so that the Payment at Maturity will be less than the principal amount of the RELAYS. We cannot give you any assurance that the value of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index will both increase so that at maturity or early redemption you will receive a payment in excess of the principal amount of the RELAYS. Your return is linked to the value of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the Determination Dates and, in certain circumstances, over the
                              period from         , 2005 to the final
                              Determination Date.

                              If the RELAYS have not previously been
                              automatically redeemed, and either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has decreased to or below its specified Trigger Level at any time on any date during the term of the RELAYS and the Final Index Value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index is less than its Initial Index Value, you will lose money on your investment.

                                   S&P 500 Index         High      Low     Period End
                                                       --------  --------  ----------
                              1999
                              First Quarter..........  1,316.55  1,212.19   1,286.37
                              Second Quarter.........  1,372.71  1,281.41   1,372.71
                              Third Quarter..........  1,418.78  1,268.37   1,282.71
                              Fourth Quarter.........  1,469.25  1,247.41   1,469.25
                              2000
                              First Quarter..........  1,527.46  1,333.36   1,498.58
                              Second Quarter.........  1,516.35  1,356.56   1,454.60
                              Third Quarter..........  1,520.77  1,419.89   1,436.51
                              Fourth Quarter.........  1,436.28  1,264.74   1,320.28
                              2001
                              First Quarter..........  1,373.73  1,117.58   1,160.33
                              Second Quarter.........  1,312.83  1,103.25   1,224.42
                              Third Quarter..........  1,236.72    965.80   1,040.94
                              Fourth Quarter.........  1,170.35  1,038.55   1,148.08

                              2002
                              First Quarter..........  1,172.51  1,080.17   1,147.39
                              Second Quarter.........  1,146.54    973.53     989.82
                              Third Quarter..........    989.03    797.70     815.28
                              Fourth Quarter.........    938.87    776.76     879.82
                              2003
                              First Quarter..........    931.66    800.73     848.18
                              Second Quarter.........  1,011.66    858.48     974.50
                              Third Quarter..........  1,039.58    965.46     995.97
                              Fourth Quarter.........  1,111.92  1,018.22   1,111.92
                              2004
                              First Quarter..........  1,157.76  1,091.33   1,126.21
                              Second Quarter.........  1,150.57  1,084.10   1,140.84
                              Third Quarter..........  1,129.30  1,063.23   1,114.58
                              Fourth Quarter (through
                                December 21, 2004)...  1,205.72  1,094.81   1,205.45


                                     Dow Jones           High      Low     Period End
                                                       --------  --------  ----------
                                EURO STOXX 50 Index
                              1999
                              First Quarter..........  3,685.36  3,325.56   3,559.86
                              Second Quarter.........  3,867.89  3,573.60   3,788.66
                              Third Quarter..........  3,971.84  3,512.71   3,669.71
                              Fourth Quarter.........  4,904.46  3,607.72   4,904.46
                              2000
                              First Quarter..........  5,464.43  4,500.69   5,249.55
                              Second Quarter.........  5,434.81  4,903.92   5,145.35
                              Third Quarter..........  5,392.63  4,915.18   4,915.18
                              Fourth Quarter.........  5,101.40  4,614.24   4,772.39
                              2001
                              First Quarter..........  4,787.45  3,891.49   4,185.00
                              Second Quarter.........  4,582.07  4,039.16   4,243.91
                              Third Quarter..........  4,304.44  2,877.68   3,296.66
                              Fourth Quarter.........  3,828.76  3,208.31   3,806.13
                              2002
                              First Quarter..........  3,833.09  3,430.18   3,784.05
                              Second Quarter.........  3,748.44  2,928.72   3,133.39
                              Third Quarter..........  3,165.47  2,187.22   2,204.39
                              Fourth Quarter.........  2,669.89  2,150.27   2,386.41
                              2003
                              First Quarter..........  2,529.86  1,849.64   2,036.86

                                     Dow Jones           High      Low     Period End
                                                       --------  --------  ----------
                                EURO STOXX 50 Index
                              Second Quarter.........  2,527.44  2,067.23   2,419.51
                              Third Quarter..........  2,641.55  2,366.86   2,395.87
                              Fourth Quarter.........  2,760.66  2,434.63   2,760.66
                              2004
                              First Quarter..........  2,959.71  2,702.05   2,787.49
                              Second Quarter.........  2,905.88  2,659.85   2,811.08
                              Third Quarter..........  2,806.62  2,580.04   2,726.30
                              Fourth Quarter (through
                                 December 21, 2004)..  2,934.10  2,734.37   2,912.80


Use of Proceeds and
  Hedging...................  The net proceeds we receive from the sale of the
                              RELAYS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the RELAYS through one or more of our subsidiaries. The original issue price of the RELAYS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the RELAYS and the cost of hedging our obligations under the RELAYS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the RELAYS for initial sale to the public, we, through our subsidiaries or others, intend to hedge our anticipated exposure in connection with the RELAYS by taking positions in the stocks underlying the S&P 500 Index and the Dow Jones EURO STOXX 50 Index, in futures or options contracts or exchange traded funds on the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index, and therefore effectively increase the level at which the S&P 500 Index and the Dow Jones EURO STOXX 50 Index that must prevail on the Determination Dates before you would receive upon an early redemption or at maturity a payment that exceeds the principal amount of the RELAYS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the RELAYS, including on the Determination Dates, by purchasing and selling the stocks underlying the S&P 500 Index and the Dow Jones EURO STOXX 50 Index, futures or options contracts or exchange traded funds on the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on one or more Determination Dates. We cannot give any assurance that our hedging activities will not affect the values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index and, therefore, adversely affect the value of the RELAYS or the payment that you will receive at maturity.


Supplemental Information
Concerning Plan of
  Distribution.............   Under the terms and subject to conditions
                              contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of RELAYS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the RELAYS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue
                              Date. The Agent may allow a concession not in excess of $ per RELAY to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the RELAYS against payment therefor in New York, New York on , 2005. After the initial offering of the RELAYS, the Agent may vary the offering price and other selling terms from time to time.

                              In order to facilitate the offering of the RELAYS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the RELAYS or the level of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index. Specifically, the Agent may sell more RELAYS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index it does not own, creating a naked short position in the RELAYS or the individual stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index, respectively, for its own account. The Agent must close out any naked short position by purchasing the RELAYS or the individual stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the RELAYS or the individual stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, RELAYS or the individual stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index in the open market to stabilize the price of the RELAYS. Any of these activities may raise or maintain the market price of the RELAYS above independent market levels or prevent or retard a decline in the market price of the RELAYS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the RELAYS. See "--Use of Proceeds and Hedging" above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the RELAYS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the RELAYS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the RELAYS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the RELAYS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the RELAYS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the RELAYS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the RELAYS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the RELAYS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The RELAYS may not be offered or sold to the public in Brazil. Accordingly, the offering of the RELAYS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                              Chile

                              The RELAYS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the RELAYS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              The RELAYS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the RELAYS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to RELAYS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                              Mexico

                              The RELAYS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the RELAYS may not be circulated or distributed, nor may the RELAYS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the RELAYS to the public in Singapore.

License Agreement between
  S&P and Morgan Stanley....  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the RELAYS.

                              The license agreement between S&P and Morgan
                              Stanley provides that the following language must be set forth in this pricing supplement:

                              The RELAYS are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the RELAYS or any member of the public regarding the advisability of investing in securities generally or in the RELAYS particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the RELAYS. S&P has no obligation to take our needs or the needs of the owners of the RELAYS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RELAYS to be issued or in the determination or calculation of the equation by which the RELAYS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the RELAYS.

                              S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE RELAYS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                              "Standard & Poor's(R)," "S&P(R)," "S&P 500(R),"
                              "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

License Agreement between
  STOXX Limited and Morgan
  Stanley...................  STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones EURO STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the RELAYS.

                              The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              The RELAYS are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the RELAYS or any member of the public regarding the advisability of investing in securities generally or in the RELAYS particularly. STOXX

                              Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50(SM) Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the RELAYS. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the RELAYS into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50(SM) Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RELAYS to be issued or in the determination or calculation of the equation by which the RELAYS are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the RELAYS.

                              STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE RELAYS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

                              "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. Morgan Stanley's Redeemable Equity-Linked
                              Alternative Yield Securities(SM) due January   ,
                              2009 Mandatorily Exchangeable for an Amount
                              Payable in U.S. Dollars Based on the Value of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the RELAYS.

ERISA Matters for Pension
  Plans and Insurance
  Companies................   Each fiduciary of a pension, profit-sharing or
                              other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the RELAYS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the RELAYS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the RELAYS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the RELAYS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the RELAYS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the RELAYS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the RELAYS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                              Section 406 of ERISA or

                              Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the RELAYS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the RELAYS have exclusive
                              responsibility for ensuring that their purchase and holding of the RELAYS do not violate the prohibited transaction or other rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation...........  The following summary is based on the opinion of
                              Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the RELAYS that (i) purchase the RELAYS at the Issue Price and (ii) will hold the RELAYS as capital assets within the meaning of
                              Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor's particular circumstances or to investors that are subject to special rules, such as:



                              o    tax-exempt organizations;

                              o    certain financial institutions;

                              o    dealers and certain traders in options,
                                   securities or foreign currencies;

                              o    persons who hold a RELAYS as part of a
                                   hedging transaction, straddle, conversion or other integrated transaction;

                              o    U.S. Holders, as defined below, whose
                                   functional currency is not the U.S. dollar;

                              o partnerships or other entities classified as partnerships;

                              o nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                              o corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                              o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                              o Non-U.S. Holders for whom income or gain in respect of a RELAYS is effectively connected with a trade or business in the United States; and

                              o Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                              If you are considering purchasing the RELAYS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under U.S. federal estate tax law or the laws of any state, local or foreign taxing jurisdiction.

                              General

                              In the opinion of Davis Polk & Wardwell, which is based on certain representations received from us (including the existence of a substantial risk that an initial investor will lose a significant amount of its investment), the purchase and ownership of a RELAYS should be treated as an "open transaction" with respect to the S&P 500 Index and the Dow Jones EURO STOXX 50 Index for U.S. federal income tax purposes. While other characterizations of the RELAYS could be asserted by the Internal Revenue Service (the "IRS"), as discussed below, the following discussion assumes that this characterization of the RELAYS will be respected.

                              U.S. Holders

                              This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the RELAYS. As used herein, the term "U.S. Holder" means a beneficial owner of a RELAYS that is for U.S. federal income tax purposes:

                              o    a citizen or resident of the United States;

                              o a corporation created or organized under the laws of the United States or any political subdivision thereof; or

                              o an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                              Tax Treatment of the RELAYS

                              Assuming the characterization of the RELAYS as set forth above, Davis Polk & Wardwell believes that the following U.S. federal income tax consequences should result.

                              Tax Basis. A U.S. Holder's tax basis in a RELAYS will equal the amount paid by the U.S. Holder to acquire the RELAYS.

                              Settlement of a RELAYS at Maturity. Upon receipt of cash at maturity, a U.S. Holder will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the RELAYS.

                              Sale, Exchange, Redemption or Other Disposition of a RELAYS. Upon a sale, exchange, redemption or other disposition of a RELAYS prior to its maturity, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition and the U.S. Holder's tax basis in the RELAYS sold, exchanged, redeemed or otherwise disposed. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the RELAYS for more than one year at the time of disposition.

                              Possible Alternative Tax Treatments of an
                              Investment in the RELAYS

                              Due to the absence of authorities that directly address the proper tax treatment of the RELAYS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the RELAYS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                              If the IRS were successful in asserting that the Contingent Payment Regulations applied to the RELAYS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the RELAYS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, redemption or other disposition of the RELAYS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                              Even if the Contingent Payment Regulations do not apply to the RELAYS, other alternative U.S. federal income tax characterizations of the RELAYS are possible which, if applied, could also affect the timing and character of the income or loss with respect to the RELAYS. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the RELAYS.

                              Backup Withholding and Information Reporting

                              A U.S. Holder of the RELAYS may be subject to backup withholding and information reporting in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                              Non-U.S. Holders

                              This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a RELAYS that is for U.S. federal income tax purposes:

                              o    a nonresident alien individual;

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                              A Non-U.S. Holder of a RELAYS generally will not be subject to U.S. federal income, withholding or backup withholding tax, provided that the Non-U.S. Holder complies with certain certification procedures establishing that it is not a United States person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person) or otherwise establishes an exemption. Information returns may be filed with the IRS in connection with the payments on the RELAYS at maturity as well as in connection with the proceeds from a sale, exchange, redemption or other disposition.

                              If the RELAYS were recharacterized as debt instruments, any interest paid to a Non-U.S. Holder with respect to the RELAYS would not be subject to U.S. federal withholding tax, provided that the certification requirements described above were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.